Exhibit 10.26.3

OMNIBUS SERVICES AND OPTION ASSIGNMENT AGREEMENT

THIS OMNIBUS SERVICES AND OPTION ASSIGNMENT AGREEMENT (this “Agreement”) is entered into by and among Single Touch Systems, Inc., a Delaware corporation with a business address of 100 Town Square Place, Suite 204, Jersey City, NJ 07310 (“SITO”), Peltz Capital Management, LLC, a Delaware limited liability company with a business address of 280 Park Ave, 41st Floor New York, NY 10017 (“PCM”), and Anthony Macaluso, whose business address is 2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024 (“Macaluso”).  The foregoing parties hereto are referred to herein as the “Parties” and each a “Party.”  This Agreement is effective as of the date the last Party executes this Agreement, which is September 11, 2013 (the “Effective Date”).

RECITALS

WHEREAS, Macaluso and PCM are parties to: (i) that certain Option Agreement dated October 15, 2012, as amended by that certain Amendment to Option Agreement dated December 26, 2012 and (ii) that certain Option Agreement dated December 7, 2012, as amended by that certain Amendment to Option Agreement dated December 26, 2012 (collectively, the “Option Agreements”);

WHEREAS, Macaluso (referred to as “Grantor” in the Option Agreements) is the Chairman of the Board of SITO (referred to as “STS” in the Option Agreements), and pursuant to the Option Agreements, PCM (referred to as “Grantee” in the Option Agreements) provides certain advisory services to Macaluso related to possible transactions involving SITO (the “Services”);

WHEREAS, under each Option Agreement, Macaluso has granted to PCM an Option (as defined in each Option Agreement) in exchange for performing the Services (the Options granted under the Option Agreements are referred to herein collectively as the “Macaluso Options”);

WHEREAS, subject to the terms hereof, Macaluso desires to assign to SITO his rights under the Option Agreements to receive the Services;

WHEREAS, subject to the terms hereof, PCM desires to assign to SITO its rights as Grantee under the Option Agreements, including its rights to purchase common shares of SITO (“Shares”) from Macaluso under the Macaluso Options;

WHEREAS, subject to the terms hereof, SITO desires to accept such assignments, and in consideration of such assignments, SITO desires to grant to PCM options to purchase the same number of Shares at the same exercise price (as both the number of Shares and the exercise price therefor may be adjusted under the Option Agreements) and for the period commencing on the Effective Date and ending at the end of the respective Option Periods (as defined in the respective Option Agreements) (the “SITO Options”);

WHEREAS, SITO has also agreed to additional registration rights terms in connection with the transactions described above.

AGREEMENT

NOW THEREFORE, in exchange for the consideration and agreements set forth below, the sufficiency of which is hereby acknowledged, and the above recitals which are incorporated into this Agreement, the Parties hereby agree as follows:

1.	Assignments:

a.
Effective as of the Effective Date, Macaluso hereby sells, transfers, assigns and delivers to SITO all of Macaluso’s right, title and interest in and to the receipt of Services under the Option Agreements, PCM hereby consents to such assignment, and SITO hereby accepts such assignment.  PCM shall hereinafter report to SITO’s senior executives or board of directors as reasonably requested in connection with performance of the Services.  The Services provided to SITO shall be the same as the Services described in the Option Agreements and shall be subject to the same terms as set forth in Section 5 of the Option Agreements.  SITO ACCEPTS THE SERVICES SUBJECT TO THE DISCLAIMER OF REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5 OF THE OPTION AGREEMENTS.

b.
Effective as of the Effective Date, PCM hereby sells, transfers, assigns and delivers to SITO its rights as Grantee to purchase Shares from Macaluso under the Macaluso Options, Macaluso hereby consents to such assignment, and SITO hereby accepts such assignment.  SITO shall hereinafter have the same rights as PCM formerly had with respect to the Macaluso Options (other than registration rights and obligations as provided in Section 6 and Exhibit A of the Option Agreements), and Macaluso shall have the same duties and obligations to SITO as it formerly had to PCM with respect to the Macaluso Options.

2.
Grant of Options by SITO to PCM: Effective as of the Effective Date, SITO hereby (a) grants the SITO Options to PCM, (b) undertakes to deliver Shares upon exercise of the SITO Options within the time stated in the Option Agreements for the Macaluso Options (regardless of whether SITO exercises the Macaluso Options or whether Macaluso satisfies his delivery obligation under the Macaluso Options), and (c) agrees that PCM shall have the same rights as stated in Section 4 of the Option Agreements against SITO for any failure of SITO to perform on such delivery obligations.

3.
Warranty of Availability of Shares:  SITO represents and warrants that it shall at all times during the periods in which the SITO Options may be exercised reserve out of its authorized and unissued Shares and/or retain the right to purchase sufficient Shares to satisfy its obligations under the SITO Options.  SITO further agrees that if at any time SITO lacks sufficient authorized and unissued or treasury Shares to deliver Shares following PCM’s exercise of one or both SITO Options, SITO will exercise the Macaluso Options or other options it may have to purchase Shares to the extent necessary to fulfill SITO’s obligations under the SITO Options.  SITO acknowledges and agrees that its obligations to deliver the required shares to PCM shall not be contingent in any manner on SITO’s successful purchase from Macaluso pursuant to the Macaluso Options as assigned.

4.
Exercise of Options:  PCM shall inform SITO of its intent to exercise the SITO Options (each, an “Exercise”), or any part of the SITO Options, by providing: (a) notice to SITO by email to the Chief Executive Officer or at the address identified above, setting forth the date of the option and the number of shares being purchased, and (b) payment of the purchase price in readily available funds.

5.
Amendments to Registration Rights Agreements:  SITO and PCM entered into those certain Registration Rights Agreements dated October 15, 2012 and December 7, 2012, each in the form attached as Exhibit A to the respective Option Agreements (the “Registration Rights Agreements”).  The Parties acknowledge that pursuant to the Registration Rights Agreements, SITO filed a registration statement on Form S-1, SEC File No. 333-186490 (the “Registration Statement”), registering the resale by PCM of the Shares underlying the Macaluso Options, with the Securities and Exchange Commission (the “SEC”).  SITO shall, at its sole cost and expense, file an appropriate amendment (the “Registration Statement Amendment”) to the Registration Statement on the appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC reflecting the changes to PCM’s source of the Shares as provided herein.  SITO shall file the Registration Statement Amendment no later than fifteen (15) days after the Effective Date, and SITO shall thereafter use its best efforts to have the Registration Statement Amendment declared effective as soon as possible after filing (and in any event within 90 days of the filing), and to keep such Registration Statement effective for a minimum of three years.  In the event the Staff of the SEC determines it will not allow the Registration Statement Amendment to be declared effective, then SITO shall promptly after such determination (and no event more than fifteen (15) days after such determination) file a new registration statement on the appropriate form under the Securities Act covering the resale from time to time of the Shares issuable upon exercise of the SITO Options, and exercise best efforts that it become effective as soon as possible after filing (and in any event within 90 days of the filing), which new registration statement will thereafter become the “Registration Statement” referred to in the Registration Rights Agreement.  The term “Registrable Securities” under the respective Registration Rights Agreements shall hereinafter mean the securities issuable upon exercise of the respective SITO Options.

6.
Ratification: Except to the extent amended, assigned and assumed herein, the Option Agreements shall remain in full force and effect.  Except as amended by Section 5, the Registration Rights Agreements shall remain in full force and effect.

7.
Entire Agreement/Amendments:  This Agreement, the Option Agreements and the Registration Rights Agreements represent the entire agreement between the Parties regarding the subject matter herein and there are no other agreements or representations between the Parties regarding this matter, whether oral or written.  This Agreement may only be modified or amended by a written document signed by all of the Parties.

8.
Assignments, Successors:  No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties.  Any other purported assignment without such written consent of the other Parties shall be void and of no effect.  This Agreement is binding upon, and inures to the benefit of, the Parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

9.	Third Party Beneficiaries: Except as otherwise expressly provided by this Agreement or in the Option Agreements, there are no third party beneficiaries to this Agreement.

10.
Notice:  Except as expressly contemplated herein, any notice required or contemplated by this Agreement must be in writing, signed by the sending Party and delivered to the other Party(ies) at their address listed above in a manner that memorializes receipt (example: overnight courier with receipt, or certified mail, return receipt requested).

11.	Governing Law: This Agreement is governed by the laws of the State of New York.

12.
Disputes:  Any disputes arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts located in New York, New York and each party hereto irrevocably submits to the jurisdiction of such courts.  In any dispute, the prevailing party shall be awarded its reasonable attorneys’ fees and costs.

13.
Further Assurances:  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.
Specific Performance:  The Parties agree that in the event of breach of any obligation hereunder, the Party(ies) to whom performance is due would suffer irreparable harm and that money damages would not be a sufficient remedy for any breach of this Agreement by any Party.  Accordingly, in addition to all other remedies it may be entitled to, each Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach.

15.
Counterparts: This Agreement may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Omnibus Services and Option Assignment Agreement to be entered into as of the Effective Date.

“SITO”

Single Touch Systems, Inc.

/s/ James Orsini
James Orsini
Chief Executive Officer & President

“PCM”

Peltz Capital Management, LLC

/s/ Harlan Peltz
Harlan Peltz
Member

“MACALUSO”

/s/ Anthony Macaluso
Anthony Macaluso, an individual

Signature Page to Omnibus Services and Option Assignment Agreement